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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the prospectus constituting part of this registration statement on Form SB-2 of our report dated March 13, 2002 on the financial statements of Whitewing Labs, Inc. as of December 31, 2001 and for each of the years in the two-year period then ended which appear in the prospectus. We also consent to the reference to our Firm under the heading "Experts" in the prospectus.




/s/ Moss Adams LLP


Los Angeles, California
August 28, 2002